Exhibit 99.3

Novatel Wireless Announces Alex Mashinsky as Permanent Chief Executive Officer

SAN DIEGO – November 6, 2014 – Novatel Wireless, Inc. (Nasdaq: MIFI), a leading provider of solutions for the Internet of Things (IoT) and inventors of MiFi® technology, today announced that Alex Mashinsky has been appointed permanent Chief Executive Officer of the Company. Mr. Mashinsky has served as interim CEO since June 13, 2014.

“Alex has demonstrated strong leadership and sound judgment over the past few months, guiding Novatel Wireless to leverage its assets and refine its competitive positioning,” said Sue Swenson, Chairman of the Board of Directors of Novatel Wireless. “We are delighted that Alex will continue to lead the Company as we execute on our strategy and scale the business.”

“I am honored to be provided with the opportunity to continue to work with the very talented team at Novatel Wireless,” said Alex Mashinsky, CEO of Novatel Wireless. “I am inspired by the Company’s future potential to build upon our creativity, culture and technology to forge a leading position in the rapidly growing IoT marketplace. We are focused on leveraging our MiFi® technology and our expansive supplier and partner relationships to provide cutting-edge solutions that answer the needs of our worldwide customers.”

“We invested in Novatel Wireless after hearing the vision and strategy described by Alex. We strongly support the initiatives and changes he created as well as his motivational leadership. Alex has attracted some world class leaders and continues to demonstrate that he can execute on his strategy,” said Philip Falcone, CEO of HC2 Holdings, one of the Company’s largest shareholders.

About Novatel Wireless

Novatel Wireless, Inc. (Nasdaq:MIFI) is a leader in the design and development of M2M wireless solutions based on 3G and 4G technologies. The Company delivers Internet of Things (IoT) and Cloud SaaS services to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi® Mobile Hotspots, USB modems, Expedite® and Enabler embedded modules, Mobile Tracking Solutions, and Asset Tracking Solutions. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Novatel Wireless is headquartered in San Diego, California. For more information please visit http://www.novatelwireless.com. @MiFi

Forward-Looking Statements

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These forward-looking statements include statements that are not purely statements of historical fact, and can sometimes be identified by our use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive” and similar words. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Novatel Wireless and are subject to significant risks and uncertainties. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. A number of important factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained herein. These factors include risks relating to technological changes, new product introductions, continued acceptance of Novatel Wireless’ products and dependence on intellectual property rights. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in Novatel Wireless’ filings with the United States Securities and Exchange Commission (available at www.sec.gov) and other regulatory agencies.

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Investor Relations Contact:

Michael Sklansky

(858) 431-0792

msklansky@nvtl.com

Source: Novatel Wireless, Inc.